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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                            _____________________

                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of Earliest Event Reported) DECEMBER 14, 1995


                  NATIONAL CONVENIENCE STORES INCORPORATED
             (Exact Name of Registrant as Specified in Charter)



             DELAWARE                  1-7936                   74-1361734
          (State of                  (Commission             (IRS Employer
          Incorporation)             File Number)            Identification No.)



         100 WAUGH DRIVE, HOUSTON, TEXAS                     77007
     (Address of Principal Executive Offices)              (Zip Code)

     Registrant's telephone number, including area code:  (713) 863-2200





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

INTRODUCTION

         On November 8, 1995, the Registrant, National Convenience Stores Incorporated (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Diamond Shamrock, Inc. ("Diamond Shamrock") and Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock ("SAC"). Pursuant to the Merger Agreement, SAC was merged with and into the Company on December 18, 1995 (the "Merger").

MERGER AGREEMENT

         The Offer. Pursuant to the Merger Agreement, on November 14, 1995 SAC commenced a tender offer (the "Offer") for all outstanding shares of common stock, par value $.01 per share (the "Shares"), of the Company at the purchase price of $27.00 per Share and for all outstanding warrants to purchase Shares (the "Warrants") issued pursuant to the Warrant Agreement, dated March 9, 1993, between the Company and Boatmen's Trust Company as Warrant Agent (the "Warrant Agreement") at the purchase price of $9.25 per Warrant, in each case, without interest thereon, net to the tendering securityholder (pre-tax) in cash. The Offer expired at 12:00 midnight, New York City time, on December 13, 1995, promptly after which time SAC purchased 5,883,567 Shares and 1,097,855 Warrants which were validly tendered and not withdrawn prior to the expiration of the Offer. Following such purchase, Diamond Shamrock and SAC beneficially owned approximately 93.5% of the outstanding Shares.

         Pursuant to the Merger Agreement, upon SAC's acceptance for payment of the Shares and Warrants tendered in the Offer, Diamond Shamrock was entitled to designate at its option up to that number of members, rounded up to the nearest whole number, of the Board of Directors of the Company (the "Board") as would make the percentage of the Company's directors designated by Diamond Shamrock equal to the percentage of outstanding Shares held by Diamond Shamrock and any of its wholly owned subsidiaries, and the Company agreed that it would, upon the request of SAC, promptly increase the size of the Board and/or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable the persons designated by Diamond Shamrock to be so elected, subject to Section 14(f) of the Securities Exchange Act of 1934, as amended. On December 14, 1995, six of the eight directors of the Company resigned from the Board and the remaining two directors elected six persons designated by Diamond Shamrock (the "Diamond Shamrock Designees") to the Board.

         As a result of its beneficial ownership of the Shares acquired pursuant to the Offer and the election of the six Diamond Shamrock Designees to the Board, Diamond Shamrock acquired control of the Company on December 14, 1995. Following completion of the Offer, the Merger was effected on December 18, 1995 as a "short-form" merger under Delaware law. As a result of the Merger, Diamond Shamrock presently owns all of the outstanding Shares. Diamond Shamrock has sole voting and dispositive power with respect to the Shares.

         Effect of the Merger. As a result of the Merger, (i) each previously outstanding Share, other than Shares owned by Diamond Shamrock, SAC or any other direct or indirect subsidiary of Diamond Shamrock and Shares held in the treasury of the Company, was converted into the right to receive $27.00 net in cash, payable to the holder thereof, without interest thereon, subject to the rights of holders thereof to seek an appraisal of the fair value of their Shares under Delaware law and Article Sixth of the Company's Restated Certificate of Incorporation (the "Certificate"), (ii) all of the Shares owned by Diamond Shamrock, SAC or any other direct or indirect subsidiary of Diamond Shamrock and Shares held in the treasury of the Company were cancelled, (iii) each then-outstanding share of SAC was converted into one outstanding Share, and (iv) the Company became an indirect, wholly owned subsidiary of Diamond Shamrock. Pursuant to the terms of the Warrant Agreement, each outstanding Warrant will remain outstanding and holders of Warrants have the right to obtain $27.00 per Warrant upon payment of the $17.75 exercise price, in lieu of the one Share previously issuable upon exercise of a Warrant.





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         The persons from whom SAC purchased Shares and Warrants in the Offer were the holders of the outstanding Shares and Warrants, none of whom, to the knowledge of the Company, had any material relationship with Diamond Shamrock, SAC or any of their respective affiliates or any director or officer of Diamond Shamrock, SAC or any associates of any such director or officer.

         Pursuant to the Merger Agreement, the directors of SAC immediately prior to the effective time of the Merger (the "Effective Time") became the directors of the Company at the Effective Time, to serve as such until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate, the Company's By-Laws and Delaware law.

SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by SAC to acquire the entire equity interest in the Company, including the purchase of the Shares and Warrants pursuant to the Offer and the payment for Shares and Warrants converted into the right to receive cash pursuant to the Merger, was approximately $180.5 million. The funds for Diamond Shamrock's acquisition of the entire equity interest in the Company, payment of related fees and expenses and the refinancing of approximately $37 million of the Company's existing indebtedness was provided by existing working capital and a $220 million loan (the "Loan") from a group of banks, for which Bank of America National Trust and Savings Association ("BofA") acts as the agent bank, made pursuant to the Credit Agreement dated as of December 11, 1995, which provides for an unsecured senior revolving credit facility (the "Credit Facility").

         The maximum outstanding borrowings under the Credit Facility are reduced semi-annually by 25% of the amount available under the Credit Facility on June 11, 1999, beginning on that date. Repayment of the Loan is guaranteed by the significant subsidiaries of Diamond Shamrock. A commitment fee is payable quarterly in arrears on unadvanced portions of the Loan at rates ranging from 0.1% to 0.25% per annum, based on the ratings assigned to Diamond Shamrock's unsecured senior long-term debt (the "Senior Debt Rating") by Standard & Poor's Corporation and by Moody's Investors Service, Inc. Amounts advanced under the Loan will bear interest, at Diamond Shamrock's option, (i) at a variable rate equal to the higher of BofA's prime rate or 0.5% over the rate obtainable by BofA in the Federal Funds market or (ii) at a variable rate equal to the rate offered by BofA as its London Interbank Offered Rate to major banks in the London Interbank Market for one-, two-, three- or six-month dollar deposits, adjusted for the cost of reserves and rounded to the nearest 1/16th%, plus a margin of between 0.3% and 0.75% per annum, based upon Diamond Shamrock's Senior Debt Rating.

         It is anticipated that the indebtedness incurred by Diamond Shamrock under the Credit Facility will be repaid from funds generated internally by Diamond Shamrock and its subsidiaries (including funds generated by the Company and its subsidiaries), through additional borrowings or through a combination of such sources. No final decisions have been made concerning the method Diamond Shamrock will employ to repay such indebtedness. Such decisions, when made, will be based on Diamond Shamrock's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS
      2.1  --  Agreement and Plan of Merger, dated November 8, 1995, among
               National Convenience Stores Incorporated, Diamond Shamrock, Inc.
               and Shamrock Acquisition Corp. (incorporated by reference to Exhibit 1 to the Company's Schedule 14D-9 Solicitation/
               Recommendation Statement filed with the Securities and Exchange
               Commission on November 14, 1995)

      3.1  --  Restated Certificate of Incorporation of the Company





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL CONVENIENCE STORES
                                        INCORPORATED



                                        By: /s/ A.W. O'DONNELL
                                           --------------------------
                                            A.W. O'Donnell
                                            Chairman and Chief Executive Officer


Date:  December 28, 1995





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                                 EXHIBIT INDEX


  Exhibit
   Number                                        Exhibit
   ------                                        -------
      2.1    --    Agreement and Plan of Merger, dated November 8, 1995, among
                   National Convenience Stores Incorporated, Diamond Shamrock, Inc.
                   and Shamrock Acquisition Corp. (incorporated by reference to
                   Exhibit 1 to the Company's Schedule 14D-9 Solicitation/
                   Recommendation Statement filed with the Securities and Exchange
                   Commission on November 14, 1995)

      3.1    --    Restated Certificate of Incorporation of the Company